Exhibit 99.1
Contact:

John Jenson
Vice President, Corporate Controller
Universal Technical Institute, Inc.
(623) 445-0821

Universal Technical Institute Reports Fiscal Year 2014 Second Quarter Results

SCOTTSDALE, ARIZ. - April 29, 2014 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, today reported revenues for the second quarter ended March 31, 2014 of $94.7 million, a 0.4 percent decrease from $95.1 million for the second quarter of the prior year. Net loss for the second quarter ended March 31, 2014 was $1.5 million, or a loss of 6 cents per diluted share, compared to $0.9 million, or a loss of 4 cents per diluted share, for the second quarter ended March 31, 2013.

Revenues for the six months ended March 31, 2014 were $191.7 million, a 0.9 percent decrease from $193.5 million for the six months ended March 31, 2013. Net income for the six months ended March 31, 2014 was $0.2 million, or 1 cent per diluted share, compared to $2.6 million, or 11 cents per diluted share, for the six months ended March 31, 2013.

“During the second quarter, we saw steady improvement in the demand for our graduates and employment rates," said Chairman and CEO Kim McWaters. “While we have made progress on the marketing front, and new student starts were up during the quarter, we continue to operate in a challenging, complex environment. To address those challenges, and build a business capable of generating solid long-term results, we remain focused on managing costs, finding efficient ways to deliver new student growth, and continuing to deliver strong outcomes for our students.”

Student Metrics

	Three Months Ended March 31,		Six months ended March 31,
	2014	2013	2014	2013
	(Rounded to hundreds)
Total starts	3,100	2,900	5,300	5,600
Average undergraduate full-time student enrollment	14,700	15,000	15,000	15,700
End of period undergraduate full-time student enrollment	14,300	14,400	14,300	14,400

Second Quarter Operating Performance

For the second quarter of 2014, revenues were $94.7 million, a 0.4 percent decrease from $95.1 million for last year's second quarter. The decrease in revenues primarily related to a decrease in average undergraduate full-time student enrollment of 2.0 percent. The decrease was partially offset by an increase in revenue per student. During the second quarter of 2014 and 2013, tuition excluded $6.6 million and $5.2 million, respectively, related to students participating in the

Company's proprietary loan program which will be recognized as revenues when payments are received.

Operating loss and margin for the second quarter of 2014 were $1.5 million and 1.6 percent, respectively, compared to operating loss and margin of $1.9 million and 2.0 percent, respectively, in the same period last year. The decrease in operating loss and improvement in operating margin were primarily attributable to cost control and an increase in tuition per student, partially offset by the decrease in our average undergraduate student population.

During the quarter, stock based compensation awards expired underwater requiring a write-off of the related deferred tax asset. The write-off resulted in an additional $0.4 million non-cash charge to income tax expense during the quarter.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the second quarter of 2014 was $4.3 million compared to $4.2 million in the same period last year. See “Use of Non-GAAP Financial Information” below.

Six Month Operating Performance
Revenues for the six months ended March 31, 2014 were $191.7 million, an 0.9 percent decrease from $193.5 million for the six months ended March 31, 2013.

Operating income and margin for the six months ended March 31, 2014 were $1.5 million and 0.8 percent, respectively, compared to $4.1 million and 2.1 percent, respectively, for the six months ended March 31, 2013. The decreases in operating income and margin were related to the decrease in revenues and an increase in advertising expenses, partially offset by a decrease in compensation expense. While we continue to be focused on cost management, our highly fixed cost structure contributed to the decrease in operating margin compared to the same period last year.

During the six months ended March 31, 2014, stock based compensation awards expired underwater requiring a write-off of the related deferred tax asset. The write-off resulted in an additional $0.5 million non-cash charge to income tax expense during the period.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the six months ended March 31, 2014 was $13.1 million compared to $16.3 million for the six months ended March 31, 2013. See “Use of Non-GAAP Financial Information” below.

Liquidity
Cash, cash equivalents and investments totaled $101.9 million at March 31, 2014, compared to $97.4 million at September 30, 2013. At March 31, 2014, shareholders' equity totaled $135.7 million as compared to $138.8 million at September 30, 2013. We paid cash dividends of $0.10 per common share in December 2013 and March 2014 totaling approximately $4.9 million.

Pursuant to the previously announced share repurchase plan, we purchased 31,000 shares during the six months ended March 31, 2014 at an average price per share of $13.17 and a total cost of approximately $0.4 million.

Cash provided by operating activities was $6.5 million and $15.9 million for the three months and six months ended March 31, 2014, compared with cash provided by operating activities of $9.2 million and $7.6 million for the three months and six months ended March 31, 2013.

2014 Outlook
Despite reporting meaningful start growth this quarter, with economic headwinds and affordability challenges persisting, we expect second half starts to be down slightly from last year.  Continued expense management efforts should fund investments in the front end of the business and longer-term growth opportunities yet still lead to reductions in absolute operating expense levels both on a linked quarter basis from this quarter as well as on a year over year basis. While we expect third quarter results to be very close to break-even, we currently anticipate a stronger fourth quarter, which should lead to second half operating results being significantly better than last year’s.

Conference Call
Management will hold a conference call to discuss the 2014 second quarter results today at 1:30 p.m. PDT (4:30 p.m. EDT). This call can be accessed by dialing 412-858-4600 or 800-860-2442. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI's website for 60 days or the replay can be accessed through May 9, 2014 by dialing 412-317-0088 or 877-344-7529 and entering pass code 10044353.

Use of Non-GAAP Financial Information
This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors, these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and helps to identify underlying trends. Additionally, such measures help compare the Company's performance on a consistent basis across time periods. To obtain a complete understanding of the Company's performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income as a measure of the Company's operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures are included below.

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company's actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.

Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. With more than 170,000 graduates in its 48-year history, UTI offers undergraduate degree, diploma and certificate programs at 11 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). For more information visit www.uti.edu.

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2014	2013	2014	2013
	(In thousands, except per share amounts)
Revenues	$94,702	$95,075	$191,731	$193,516
Operating expenses:
Educational services and facilities	50,652	50,456	101,763	100,148
Selling, general and administrative	45,554	46,558	88,469	89,301
Total operating expenses	96,206	97,014	190,232	189,449
Income (loss) from operations	(1,504)	(1,939)	1,499	4,067
Other income:
Interest income (expense), net	(491)	72	(623)	119
Equity in earnings of unconsolidated affiliate	127	—	208	—
Other income	104	245	379	364
Total other income (expense)	(260)	317	(36)	483
Income (loss) before income taxes	(1,764)	(1,622)	1,463	4,550
Income tax expense (benefit)	(259)	(702)	1,308	1,908
Net income (loss)	$(1,505)	$(920)	$155	$2,642
Earnings per share:
Net income (loss) per share - basic	$(0.06)	$(0.04)	$0.01	$0.11
Net income (loss) per share - diluted	$(0.06)	$(0.04)	$0.01	$0.11
Weighted average number of shares outstanding:
Basic	24,661	24,396	24,653	24,581
Diluted	24,661	24,396	24,888	24,651
Cash dividends declared per common share	$0.10	$0.10	$0.20	$0.20

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2014	September 30, 2013
Assets	(In thousands)
Current assets:
Cash and cash equivalents	$34,343	$35,657
Restricted cash	4,811	5,748
Investments, current	55,563	57,531
Receivables, net	10,470	11,406
Deferred tax assets, net	5,564	7,452
Prepaid expenses and other current assets	17,065	15,553
Total current assets	127,816	133,347
Investments, less current	11,996	4,188
Property and equipment, net	105,049	103,070
Goodwill	20,579	20,579
Deferred tax assets, net	9,936	8,835
Other assets	9,836	9,444
Total assets	$285,212	$279,463
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$38,132	$39,229
Deferred revenue	50,482	46,890
Accrued tool sets	3,937	3,971
Lease financing obligation, current	546	—
Other current liabilities	2,333	2,271
Total current liabilities	95,430	92,361
Deferred rent liability	11,207	11,932
Lease financing obligation, less current	32,787	—
Construction liability	—	27,632
Other liabilities	10,104	8,768
Total liabilities	149,528	140,693
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized, 30,581,588 shares issued and 24,658,261 shares outstanding at March 31, 2014 and 30,535,847 shares issued and 24,643,520 shares outstanding as of September 30, 2013	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding	—	—
Paid-in capital	173,190	171,087
Treasury stock, at cost, 5,923,327 shares at March 31, 2014 and 5,892,327 shares at September 30, 2013	(89,756)	(89,346)
Retained earnings	52,247	57,026
Total shareholders’ equity	135,684	138,770
Total liabilities and shareholders’ equity	$285,212	$279,463

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended March 31,
	2014	2013
	(In thousands)
Cash flows from operating activities:
Net income	$155	$2,642
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,861	11,349
Amortization of assets subject to financing obligation	620	—
Amortization of held-to-maturity investments	1,235	919
Bad debt expense	1,990	2,620
Stock-based compensation	3,106	3,005
Excess tax benefit from stock-based compensation	(7)	—
Deferred income taxes	(158)	521
Equity in earnings of unconsolidated affiliate	(208)	—
Net training equipment credits earned	(601)	(881)
Loss on disposal of property and equipment	150	62
Changes in assets and liabilities:
Receivables	174	940
Prepaid expenses and other current assets	(1,318)	1,511
Other assets	(189)	(707)
Accounts payable and accrued expenses	(1,147)	(8,112)
Deferred revenue	3,592	(5,839)
Income tax payable/receivable	(1,307)	(1,291)
Accrued tool sets and other current liabilities	242	805
Deferred rent liability	(725)	(462)
Other liabilities	397	534
Net cash provided by operating activities	15,862	7,616
Cash flows from investing activities:
Purchase of property and equipment	(5,488)	(4,160)
Proceeds from disposal of property and equipment	5	42
Purchase of investments	(33,132)	(44,046)
Proceeds received upon maturity of investments	26,057	33,362
Decrease in restricted cash	944	—
Net cash used in investing activities	(11,614)	(14,802)
Cash flows from financing activities:
Payment of cash dividend	(4,934)	(4,912)
Repayment of long-term financing obligation	(167)	—
Payment of payroll taxes on stock-based compensation through shares withheld	(58)	(62)
Proceeds from issuance of common stock under employee plans	—	395
Excess tax benefit from stock-based compensation	7	—
Purchase of treasury stock	(410)	(5,364)
Net cash used in financing activities	(5,562)	(9,943)
Net decrease in cash and cash equivalents	(1,314)	(17,129)
Cash and cash equivalents, beginning of period	35,657	45,665
Cash and cash equivalents, end of period	$34,343	$28,536

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Income to EBITDA

	Three Months Ended March 31,		Six Months Ended March 31,
	2014	2013	2014	2013
	(In thousands)
Net income (loss)	$(1,505)	$(920)	$155	$2,642
Interest expense (income), net	491	(72)	623	(119)
Income tax expense (benefit)	(259)	(702)	1,308	1,908
Depreciation and amortization	5,543	5,909	11,061	11,894
EBITDA	$4,270	$4,215	$13,147	$16,325

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2014	2013	2014	2013
	(In thousands)
Salaries expense	$40,575	$39,858	$80,343	$79,586
Employee benefits and tax	8,308	9,459	16,043	16,636
Stock-based compensation	1,763	1,560	3,106	3,005
Bonus expense	(495)	381	1,091	2,535
Total compensation and related costs	$50,151	$51,258	$100,583	$101,762

Occupancy expense	$9,689	$9,830	$19,830	$19,664
Depreciation and amortization expense	$5,543	$5,909	$11,061	$11,894
Bad debt expense	$649	$1,076	$1,990	$2,620
Legal services expense	$384	$465	$656	$784

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